Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Oncolytics Biotech Inc. Amended and Restated Stock Option Plan, the Oncolytics Biotech Inc. 2026 Incentive Award Plan, and the employment inducement awards granted in accordance with Nasdaq Listing Rule 5635(c)(4), including, without limitation, the Oncolytics Biotech Inc. Inducement Non-Qualified Stock Option Agreement with Jared Kelly, the Oncolytics Biotech Inc. Inducement Non-Qualified Stock Option Agreement with Andrew Aromando, the Oncolytics Biotech Inc. Inducement Non-Qualified Stock Option Agreement with John McAdory, and the Oncolytics Biotech Inc. Inducement Non-Qualified Stock Option Agreement with Yujun Wu of our report dated March 30, 2026 with respect to the consolidated financial statements of Oncolytics Biotech Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chartered Professional Accountants

Calgary, Canada

March 31, 2026

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